Exhibit 99.1

Hemp Technology Inc. Appoints Stephen Jesson as Subsidiary President.

Los Angeles, CA, July 13, 2020 (OTCIQ) – Hemp Technology Inc. (“HempTech” or the “Company”) (OTC Pink: HPTY) a publicly traded company and the parent company to a vertically integrated group of business units that are emerging leaders in the diverse hemp industry, is pleased to announce the appointment of Stephen Jesson as President of 4033002, A Wyoming company DBA Cannary Distribution.

Cannary Distribution head quartered in Long Beach, CA is the fulfillment agent for ancillary products and Verified Vapes hardware throughout North America and has developed a highly scalable platform with exposure to a diversified base of rapidly growing customers and markets.

“We’ve been working closely with Steve since Cannary Packaging acquired his company Blue Ocean Group last November and we know his aptitude and knowledge of the consumer markets, and connectivity worldwide will serve HempTech very well” said Michael Shenher, CEO.

Michael Shenher

Chairman, CEO

For further information, please contact:

Investor Relations and Communications

Telephone: +1 437-230-7399 Email: ir@hemptechinc.com

Stephen Jesson - President

Mr. Jesson brings 25+ years of experience as a successful entrepreneur. Mr. Jesson has vast experience initiating and running start-ups. He has founded two separate companies achieving over $50M revenue per year. His experience crosses industries, including cellular telephones, large construction equipment rental, and now supplies to the ancillary products and vape hardware industry. He also founded BoomRentals.com an independent large boom lift rental company, currently based in Phoenix AZ. Mr. Jesson founded BigRentz.com the largest online rental company in the world and is still a founding investor.

Mr. Jesson has successfully conducted business with worldwide manufacturers and wholesale suppliers for over 20 years. Having done business on 6 continents, Mr. Jesson’s has an entrepreneurial orientation and strong history of execution and performance.

Telephone: +1 (437) 230-7399 | Email: ir@hemptechinc.com | www.hemptechnologyinc.com

4965 US Hwy 42, Suite 1000-34| Louisville, KY | United States | 40222

About Hemp Technology Inc.

A vertically integrated, publicly traded holding company, Hemp Technology Inc, (HPTY:OTCBB) operates and intends to further obtain a diversified portfolio of subsidiary companies. Focusing on a variety of assets, products, and ancillary offerings in the hemp and related industries, HPTY’s fluid business model is positioned to capitalize on, and quickly adapt to, changing market conditions. The Company is continually seeking opportunities and strategic acquisitions that support its business model and maintain alignment with the dynamic industry environment. The Company currently holds two hemp processing licenses in the state of Kentucky. The Company currently has operations in the U.S. and Canada.

Hemp Technology has assembled a highly experienced executive team with over 40 years of combined business experience. Their expertise includes management, financing, acquisitions, business development, product development, and operations. They have been instrumental in launching successful start-ups, including establishing sales channels that have contributed to shaping emerging marketplaces. Management has the business acumen to navigate change to meet the growing international demand for hemp-derived CBD, plant-based products and premier hardware.

Forward Looking Information

This news release contains “forward-looking statements” within the meaning of applicable securities legislation, such as section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, including estimates of future sales, cash flows, business plans, the estimated amounts and timing of capital expenditures, the assumptions upon which estimates are based and related sensitivity analyses, and other expectations, beliefs, plans, objectives, assumptions or statements about future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “2019E” “anticipates” or “does not anticipate”, “plans”, “estimated” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved). By their nature, such forward-looking statements are subject to a number of risks, uncertainties and assumptions, which could cause actual results or other expectations to differ materially from those anticipated, expressed or implied by such statements, including those material risks discussed in the Company’s Form 10, and in our Management’s Discussion and Analysis. The material assumptions are disclosed in the Management’s Discussion and Analysis. In addition, with respect to forward-looking information contained in this presentation, assumptions have been made regarding, among other things: CBD and Hemp commodity pricing, manufacturing efficiency, future interest rates, currency exchange rates and future costs, and availability of financing. These assumptions, risks and uncertainties could cause actual results or other expectations to differ materially from those anticipated, expressed or implied by such statements. The impact of any one assumption, risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent. Except as required by law, Hemp Technology Inc. assumes no obligation to update forward-looking statements should circumstances or management’s estimates or opinions change. Certain information contained herein has been prepared by third-party sources. To the extent such estimates constitute a “financial outlook” or “future oriented financial information” in this presentation, as defined by applicable securities legislation, such information has been approved by management of Hemp Technology Inc. Such financial outlook or future oriented financial information is provided for the purpose of providing information about management’s current expectations and plans relating to the future. Readers are cautioned that reliance on such information may not be appropriate for other purposes.